CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for Liberty Global Thematic Equity Fund (formerly, Stein Roe Global Thematic Equity Fund) and Liberty European Thematic Equity Fund (formerly, Stein Roe European Thematic Equity Fund) (two of the series comprising Liberty-Stein Roe Funds Investment Trust) in Liberty Thematic Equity Funds Prospectus and "Independent Auditors of the Funds" and "Financial Statements" in the Liberty-Stein Roe Funds Investment Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 82 to the Registration Statement (Form N-1A, No. 33-11351) of our report dated December 12, 2002 on the financial statements and financial highlights of Liberty Global Thematic Equity Fund and Liberty European Thematic Equity Fund included in the Liberty Thematic Equity Funds Annual Report dated October 31, 2002.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
February 24, 2003